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                                                                   EXHIBIT 10.13

                                SECOND AMENDMENT
                                       TO
                             THE HEADS OF AGREEMENT


This Second Amendment to the Heads of Agreement (the "Amendment") is made as of this 7th day of August, 1998, by and between Genelabs Technologies, Inc. ("Genelabs") and SmithKline Beecham p.l.c. ("SKB") and amends that certain Heads of Agreement dated August 27, 1992, between Genelabs and SKB, as amended by a letter agreement dated September 15, 1993 and by that Amendment No. 1 dated as of October 1, 1995 (as amended, the "Agreement").

The parties now wish to amend the Agreement to (i) terminate Genelabs' co-exclusive license under certain patents and know-how to make, have made, use and sell HEV Vaccines, either alone or in combination with other vaccines, in Asia and PAKIPI, and (ii) change the terms of payment by SKB to Genelabs of two development milestones. In partial consideration for these amendments, SKB has agreed to pay to Genelabs U.S. $1 million.

Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as such terms are defined in the Agreement.

NOW, THEREFORE, the parties have agreed as follows:

1.  Termination of Co-exclusive License.

Genelabs hereby grants to SKB an exclusive, worldwide license, under PATENTS and KNOW-HOW, to make, have made, use and sell HEV Vaccine. Accordingly, the Agreement is amended as follows:

         (a) The definition of "SKB TERRITORY", set forth in Paragraph 1.16, is amended to mean all countries of the world.

         (b) The restrictions provided for under Paragraph 2.01, last sentence, to LICENSEE'S rights to sub-license are hereby terminated.

         (c) Genelabs' co-exclusive license, set forth in Paragraph 2.02, under PATENTS and KNOW-HOW to make, have made, use and sell HEV Vaccine alone or in combination with other vaccines in ASIA and PAKIPI is hereby terminated.

         (d) Consistent with such termination of Genelabs' co-exclusive license, the rights and licenses granted to Genelabs in Paragraphs 2.03, 2.04, 2.05, 2.06, 2.09 and 2.10 (as such
                  Paragraph relates to the rights contained in Article 2) are hereby terminated. The provisions of Paragraph 2.10 continue in effect to the extent they apply to the rights granted to Genelabs pursuant to Paragraph 6.03.


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2.  Amendment of Two Development Milestone Payments.

         (a) Paragraph 4.02(a) is hereby amended to change the minimum payment from [*]. Paragraph 4.02 (a) shall read in its entirety as follows:

                           "US [*] upon LICENSEE entering into Phase I of clinical trials with the HEV Vaccine; however, if the price (the `STOCK PRICE') of LICENSOR's common stock in the First Stock Purchase (as defined in Article
                           4.08 below) in the Stock Purchase Agreement (as defined in Article 4.08 below) is less than [*] and the stock purchase is made as provided for in the Stock Purchase Agreement, this milestone will be reduced by the product of [*], but under no circumstance will the milestone be less than [*]."

         (b) Paragraph 4.02(b) is hereby amended to read in its entirety as follows:

                           "US [*] upon the earlier of (i) demonstration in humans of protection by the HEV Vaccine against disease, or (ii) three months following the successful completion of a Phase III trial in any country".

3. Payment by SKB.

In consideration for the foregoing amendments, SKB agrees to pay to Genelabs the amount of US $1,000,000 (one million US dollars). Such amount shall be due and payable promptly upon the execution of this Amendment.

Except as expressly amended by this Amendment, all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above by the duly authorized representatives of the parties hereto.


GENELABS TECHNOLOGIES, INC.            SMITHKLINE BEECHAM p.l.c.

By:    /s/ GILBERT R. MINTZ, Ph.D.     By: /s/ President and General  Manager
    ------------------------------         ----------------------------------


Title:  Vice President, Business Development    Title:  President and General
                                                         Manager


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.